SENIOR SUBORDINATED SUBSIDIARY GUARANTY


     This SENIOR SUBORDINATED SUBSIDIARY GUARANTY is entered into as of April 1, 1999 by THE UNDERSIGNED (each a "Guarantor" and collectively, "Guarantors") in favor of and for the benefit of Credit Suisse First Boston as Administrative Agent for and representative of (in such capacity herein called "Guaranteed Party") the Agent (as hereinafter defined) and the financial institutions party to the Credit Agreement ("Lenders") referred to below, and, subject to subsection 4.12 hereof, for the benefit of the other Beneficiaries (as hereinafter defined).

                                    RECITALS

     A. Express Scripts, Inc., a Delaware corporation ("Company"), has entered into that certain Senior Subordinated Credit Agreement dated as of April 1, 1999 with Guaranteed Party, Credit Suisse First Boston, as Lead Arranger and Administrative Agent (the "Agent") and the financial institutions listed as Lenders therein (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

     B. A portion of the proceeds of the Loans may be advanced to Guarantors and thus the Guaranteed Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged).

     C. It is a condition  precedent to the making of the Bridge Loans under the
Credit  Agreement  that  Company's  obligations   thereunder  be  guarantied  by
Guarantors.

     D. Guarantors are willing irrevocably and unconditionally to guaranty such obligations of Company.

     NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders and Guaranteed Party to enter into the Credit Agreement and to make Loans and other extensions of credit thereunder, Guarantors hereby agree as follows:

SECTION 1.  DEFINITIONS

     1.1 Certain Defined Terms. As used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

     "Additional Guarantor" shall have the meaning assigned to such term in subsection 4.12.

     "Adjusted Maximum Amount" has the meaning assigned to such term in subsection 2.2(b).

     "Beneficiaries" means Guaranteed Party, Agent and Lenders.

     "Designated  Guarantor  Senior Debt" means,  with respect to any Guarantor,
(i) Indebtedness of such Guarantor under or in respect of the Senior Secured Credit Agreement and (ii) any other Indebtedness constituting Guarantor Senior Debt of such Guarantor which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Guarantor Senior Debt as "Designated Guarantor Senior Debt" by such Guarantor.

     "Fair Share" has the meaning assigned to that term in subsection 2.2(b).

     "Fair Share Shortfall" has the meaning assigned to such term in subsection 2.2(b).

     "Fraudulent Transfer Laws" has the meaning assigned to such term in subsection 2.2(a).

     "Guaranteed   Obligations"  has  the  meaning  assigned  to  such  term  in subsection 2.1.

     "Guarantor Payment Blockage Period" has the meaning assigned to such term in subsection 3.2(b).

     "Guarantor Senior Debt" means, with respect to any Guarantor, (i) the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), fees and expenses on any Indebtedness of such Guarantor, whether outstanding on the Closing Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the guaranty of such Guarantor hereunder. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all obligations of every nature of such Guarantor under the Senior Secured Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations of such Guarantor and (z) all obligations under Currency Agreements of such Guarantor, in each case whether outstanding on the Closing Date or thereafter incurred. Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include (i) any Indebtedness of such Guarantor to a Subsidiary of such Guarantor, (ii) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of either of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (vi) Indebtedness to the extent incurred in violation of subsection 6.1 of the Credit Agreement, (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor, and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

     "Guaranty" means this Senior Subordinated Subsidiary Guaranty, as it may be amended, supplemented or otherwise modified from time to time.

     "Obligee  Guarantor"  has the meaning  assigned to that term in  subsection
2.8.

     "payment in full", "paid in full" or any similar term means payment in full of the Guaranteed Obligations, including all principal, interest, costs, fees and expenses (including reasonable legal fees and expenses) of Beneficiaries as required under the Loan Documents.

     1.2 Interpretation.

     (a) References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

     (b) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Credit Agreement, the terms, conditions and provisions of this Guaranty shall prevail.

SECTION 2.  THE GUARANTY

     2.1 Guaranty of the Guaranteed Obligations. Subject to the provisions of subsections 2.2(a), Guarantors jointly and severally hereby irrevocably and unconditionally guarantee the due and punctual payment in full of all Guaranteed Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under
Section  362(a)  of the  Bankruptcy  Code,  11  U.S.C.  ss.  362(a)).  The  term
"Guaranteed Obligations" is used herein in its most comprehensive sense and includes:

     (a) any and all Obligations of Company, in each case now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement and the other Loan Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue the Obligations of Company or from time to time renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on any Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding; and

     (b) those expenses set forth in subsection 2.9 hereof.

     2.2 Limitation on Amount Guaranteed; Contribution by Guarantors. (a) Anything contained in this Guaranty to the contrary notwithstanding, if any
Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection 2.2(a), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including any such right of contribution under subsection 2.2(b)).

     (b) Guarantors under this Guaranty together desire to allocate among themselves in a fair and equitable manner their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. "Adjusted Maximum Amount" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty determined as of such date, in the case of any Guarantor, in accordance with subsection 2.2(a); provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Guarantor for purposes of this subsection 2.2(b), any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including in respect of this subsection 2.2(b)) minus (ii) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this subsection 2.2(b). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this subsection 2.2(b) shall not be construed in any way to limit the liability of any Guarantor hereunder.

     2.3 Subordination of Guaranty. The obligations of each Guarantor to the Beneficiaries pursuant to the guaranty of such Guarantor hereunder are expressly subordinate and subject in right of payment to the prior payment in full all Guarantor Senior Debt of such Guarantor to the extent and in the manner provided in Section 3.

     2.4 Payment by Guarantors; Application of Payments. Subject to the provisions of subsection 2.2(a), Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), Guarantors will upon demand pay, or cause to be paid, in cash, to Guaranteed Party for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid. All such payments shall be applied promptly from time to time by Guaranteed Party as provided in subsection 2.5E of the Credit Agreement.

     2.5 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

     (a)  This   Guaranty  is  a  guaranty  of  payment  when  due  and  not  of collectibility.

     (b) Guaranteed Party may enforce this Guaranty upon the occurrence of an Event of Default under the Credit Agreement notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default.

     (c) The obligations of each Guarantor hereunder are independent of the obligations of Company under the Loan Documents and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company under the Loan Documents, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions.

     (d) Payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Guaranteed Party is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations.

     (e) Any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment of this Guaranty or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of this Guaranty or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent with the Credit Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents.

     (f) This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of the Credit Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms of the Credit Agreement or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed
Obligations)  to  the  payment  of   indebtedness   other  than  the  Guaranteed
Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

     2.6 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of
Beneficiaries:

     (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever;

     (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guaranteed Obligations;

     (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

     (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith;

     (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto;

     (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in subsection 2.5 and any right to consent to any thereof; and

     (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

     2.7 Guarantors' Rights of Subrogation, Contribution, Etc. Each Guarantor hereby waives, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations (including any such right of contribution under subsection 2.2(b)). Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for Guaranteed Party on behalf of Beneficiaries and shall forthwith be paid over to Guaranteed Party for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

     2.8 Subordination of Other Obligations. Any indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the "Obligee Guarantor") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Guaranteed Party on behalf of Beneficiaries and shall forthwith be paid over to Guaranteed Party for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision of this Guaranty.

     2.9 Expenses. Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Beneficiaries harmless against liability for, any and all costs and expenses (including reasonable fees and disbursements of counsel and allocated reasonable costs of internal counsel) incurred or expended by any Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty.

     2.10. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Commitments shall have terminated. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

     2.11 Rights Cumulative. The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the other Loan Documents or any agreement between any Guarantor and any Beneficiary or Beneficiaries or between Company and any Beneficiary or Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

     2.12 Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Guaranteed Party acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Company. The obligations of Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or by any defense which Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

     (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if said proceedings had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guarantied by Guarantors pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Guaranteed Party, or allow the claim of Guaranteed Party in respect of, any such interest accruing after the date on which such proceeding is commenced.

     (c) In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes under this Guaranty.

     2.13 Notice of Events. As soon as Guarantor obtains knowledge thereof, Guarantor shall give Guaranteed Party written notice of any condition or event which has resulted in (a) a material adverse change in the financial condition of Guarantor or Company or (b) any Default or Event of Default.

     2.14 Set Off. In addition to any other rights any Beneficiary may have under law or under this Guaranty, such Beneficiary is authorized at any time or from time to time while an Event of Default has occurred and is continuing, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to Guarantor and any other property of Guarantor held by any Beneficiary to or for the credit or the account of Guarantor against and on account of the Guaranteed Obligations and liabilities of Guarantor to any Beneficiary under this Guaranty.

     2.15 Evidence of Guaranty. To evidence their guaranties to the Beneficiaries set forth in this Guaranty, each of the Guarantors hereby agrees to execute the notation of guaranty in substantially the form included in the form of each of the Bridge Note and Term Note. Each such notation of guaranty shall be signed on behalf of each Guarantor by two officers (each of whom shall, in each case, have been duly authorized by all requisite corporate actions). Failure to execute the notation of guaranty shall not in any way limit the guaranty of each Guarantor hereunder.

SECTION 3.  SUBORDINATION OF GUARANTEED OBLIGATIONS

     3.1 Guaranteed Obligations Subordinated to Guarantor Senior Debt. The Lenders covenant and agree that payments of the Guaranteed Obligations by a Guarantor hereunder shall be subordinated in accordance with the provisions of this Section 3 to the prior payment in full, in cash or Cash Equivalents, of all amounts payable in respect of Guarantor Senior Debt of such Guarantor whether now outstanding or hereafter created (including any interest accruing subsequent to an event specified in subsection 7.6 or 7.7 of the Credit Agreement whether or not such interest is an allowed claim against such Guarantor), that the subordination is for the benefit of the holders of Guarantor Senior Debt, and that each holder of Guarantor Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Guarantor Senior Debt in reliance upon the covenants and provisions contained in this Guaranty.

     3.2 Priority and Payment Over of Proceeds in Certain Events.

     (a) Subordination of Guaranteed Obligations on Dissolution, Liquidation or Reorganization of Such Guarantor. Upon any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial
liquidation  or   reorganization   of  such  Guarantor,   whether  voluntary  or
involuntary or in bankruptcy, insolvency, receivership or other proceedings (other than a liquidation or dissolution of such Guarantor into the Company or another Guarantor), all Guarantor Senior Debt of such Guarantor (including any interest accruing subsequent to an event specified in subsection 7.6 or 7.7 of the Credit Agreement whether or not such interest is an allowed claim enforceable against such Guarantor) shall first be paid in full in cash or Cash Equivalents, before the Lenders shall be entitled to receive any payment with respect to any Guaranteed Obligations of such Guarantor and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities, to which the Lenders would be entitled except for the provisions of this Section 3 shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Guarantor Senior Debt of such Guarantor or their representatives to the extent necessary to pay all of the Guarantor Senior Debt of such Guarantor to the holders of such Guarantor Senior Debt.

     (b) Subordination of Guaranteed Obligations on Default on Designated Guarantor Senior Debt. Upon the maturity of any Designated Guarantor Senior Debt of a Guarantor by lapse of time, acceleration or otherwise, all Designated Guarantor Senior Debt of such Guarantor then due and payable shall first be paid in full in cash or Cash Equivalents before any payment is made by such Guarantor or any Person acting on behalf of such Guarantor with respect to the Guaranteed Obligations. No direct or indirect payment by any Guarantor or any Person acting on behalf of such Guarantor of any Guaranteed Obligations of such Guarantor whether pursuant to the terms of the Loans or upon acceleration or otherwise shall be made, if at the time of such payment, there exists a default (as defined in the document governing any Designated Guarantor Senior Debt of such Guarantor) in the payment of all or any portion of any Designated Guarantor Senior Debt of such Guarantor and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Guarantor Senior Debt unless such Designated Guarantor Senior Debt has been discharged or paid in full in cash or Cash Equivalents in accordance with its terms. In addition, during the continuation of any other event of default with respect to any Designated Guarantor Senior Debt pursuant to which the maturity thereof may be accelerated, upon the receipt by Guaranteed Party of written notice from the agent or representative of the holders of such Designated Guarantor Senior Debt, no such payment may be made by such Guarantor in respect of the Guaranteed Obligations for a period ("Guarantor Payment Blockage Period") commencing on the date of receipt of such notice and ending on the earlier to occur of (i) 179 days after receipt of such written notice by Guaranteed Party (unless such Guarantor Payment Blockage Period shall be terminated by written notice to Guaranteed Party from such agent or representative) has elapsed, (ii) such default has been cured or waived or ceased to exist or (iii) such Designated Guarantor Senior Debt has been discharged or paid in full in cash or Cash Equivalents in accordance with its terms. Notwithstanding anything herein to the contrary, (x) in no event will a Guarantor Payment Blockage Period or successive Guarantor Payment Blockage Periods with respect to the same payment on the Guaranteed Obligations extend beyond 179 days from the date the payment on the Guaranteed Obligations was due and (y) only one such Payment Blockage Period may be commenced within any 360 consecutive days. For all purposes of this subsection 3(b), no default which existed or was continuing on the date of the commencement of any Guarantor Payment Blockage Period with respect to the Designated Guarantor Senior Debt initiating such Guarantor Payment Blockage Period shall be, or be made, the basis for the commencement of a second Guarantor Payment Blockage Period by the holders or by the agent or other representative of such Designated Guarantor Senior Debt whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     (c)  Rights  and   Obligations   of  the   Lenders.   In  the  event  that,
notwithstanding the foregoing provisions prohibiting such payment or distribution, Guaranteed Party or any Lender shall have received any payment on account of any Guaranteed Obligation (other than as permitted by Sections (a) and (b) of this subsection 3.2) at a time when such payment is prohibited by this subsection 3.2, then and in such event such payment or distribution shall be received and held in trust for the holders of the Guarantor Senior Debt of the relevant Guarantor and shall be paid over or delivered to the holders of the Guarantor Senior Debt of the relevant Guarantor remaining unpaid to the extent necessary to pay in full in cash or Cash Equivalents all Guarantor Senior Debt of the relevant Guarantor in accordance with their terms after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Debt.

     Nothing contained in this Section 3 will limit the right of the Lenders to take any action to accelerate the maturity of the Loans pursuant to Section 7 of the Credit Agreement or to pursue any rights or remedies hereunder or otherwise.

     Upon any payment or distribution of assets or securities referred to in this Section 3, the Lenders and Guaranteed Party (notwithstanding any other provision of this Guaranty or the Credit Agreement) shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making any such payment or distribution, delivered to the Lenders or Guaranteed Party for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Guarantor Senior Debt, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 3.

     Guaranteed Party shall not at any time be charged with the knowledge of the existence of any facts that would prohibit the making of any payment to or by Guaranteed Party under this Section 3, unless and until Guaranteed Party shall have received written notice thereof from a Guarantor or one or more holders of the Guarantor Senior Debt of a Guarantor or a representative of any holders of such Guarantor Senior Debt; and, prior to the receipt of any such written notice, Guaranteed Party shall be entitled to assume conclusively that no such facts exist. Guaranteed Party shall be entitled to rely on the delivery to it of written notice by a Person representing itself to be a holder of Guarantor Senior Debt (or a representative thereof) to establish that such notice has been given.

     The Guarantors shall give written notice to Guaranteed Party and each of the Lenders of any default or event of default under any Guarantor Senior Debt or under any agreement pursuant to which Guarantor Senior Debt may have been issued, and, in the event of any such event of default, shall provide to Guaranteed Party the names and address of the trustees or other representatives of holders of such Guarantor Senior Debt.

     With respect to the holders and owners of Guarantor Senior Debt, Guaranteed Party and each Lender undertakes to perform only such obligations on the part of Guaranteed Party or such Lenders, as the case may be, as are specifically set forth in this Section 3, and no implied covenants or obligations with respect to the holders or owners of Guarantor Senior Debt shall be read into this Agreement against Guaranteed Party or the Lenders. Guaranteed Party and the Lenders shall not be deemed to owe any fiduciary duty to the holders or owners of Guarantor Senior Debt or to any agent under the Senior Secured Credit Agreement or any other representative of the holders of Guarantor Senior Debt.

     Guaranteed Party in its individual or any other capacity may hold Indebtedness of a Guarantor (including Guarantor Senior Debt) with the same rights it would have if it were not Guaranteed Party.

     3.3 Payments May Be Paid Prior to  Dissolution.  Nothing  contained in this
Section 3 or elsewhere in this Guaranty shall prevent or delay (i) Guarantors, except under the conditions described in subsection 3.2, from making payments at any time for the purpose of paying Guaranteed Obligations, or from depositing with Guaranteed Party any moneys for such payments, or (ii) subject to subsection 3.2, the application by Guaranteed Party of any moneys deposited with it for the purpose of paying Guaranteed Obligations.

     3.4 Rights of Holders of Guarantor Senior Debt Not To Be Impaired. No right of any present or future holder of any Guarantor Senior Debt to enforce subordination as provided in this Section 3 shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Guarantors with the terms and provisions and covenants herein, regardless of any knowledge thereof any such holder may have or otherwise be charged with. Without in any way limiting the generality of the foregoing sentence, such holders of Guarantor Senior Debt may, at any time and from time to time without impairing or releasing the subordination provided in this Section 3 or the obligations of Guaranteed Party hereunder to the holders of Guarantor Senior Debt, do any one or more of the following: (i) change the manner, place, terms or time of payment of, or renew or alter, Guarantor Senior Debt or otherwise amend or supplement in any manner Guarantor Senior Debt or any instrument evidencing the same or any agreement under which any Guarantor Senior Debt is outstanding; (ii) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing Guarantor Senior Debt or fail to perfect or delay in the perfection of the security interest in such property;
(iii) release any Person liable in any manner for the collection of Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against the Guarantors and any other Person. Each Lender by purchasing or accepting a Loan or a Note waives any and all notice of the creation, modification, renewal, extension or accrual of any Guarantor Senior Debt and notice of or proof of reliance by any holder or owner of Guarantor Senior Debt upon this Section 3 and the Guarantor Senior Debt shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Section 3, and all dealings between the Guarantors and the holders and owners of the Guarantor Senior Debt shall be deemed to have been consummated in reliance upon this Section 3.

     The provisions of this Section 3 are intended to be for the benefit of, and shall be enforceable directly by, the holders of the Guarantor Senior Debt.

     3.5 Subrogation. Upon the payment in full in accordance with the terms of subsection 3.2 of all amounts payable under or in respect of the Guarantor Senior Debt, the Lenders shall be subrogated to the rights of the holders of such Guarantor Senior Debt to receive payments or distributions of assets of the Guarantors made on such Guarantor Senior Debt until the Guaranteed obligations shall be paid in full in cash or Cash Equivalents to the extent set forth herein; and for purposes of such subrogation no payments or distributions to holders of such Guarantor Senior Debt of any cash, property or securities to which the Lenders would be entitled except for the provisions of this Section 3, and no payment made pursuant to the provisions of this Section 3 to holders of such Guarantor Senior Debt by the Lenders, shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Debt and the Lenders, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Debt, it being understood that the provisions of this Section 3 are solely for the purpose of defining the relative rights of the holders of such Guarantor Senior Debt, on the one hand, and the Lenders, on the other hand. A release of any claim by any holder of Guarantor Senior Debt shall not limit the Lenders' rights of subrogation under this subsection 3.5.

     If any payment or distribution to which the Lenders would otherwise have been entitled but for the provisions of this Section 3 shall have been applied, pursuant to the provisions of this Section 3, to the payment of all amounts payable under the Guarantor Senior Debt, then and in such case, the Lenders shall be entitled to receive from the holders of such Guarantor Senior Debt at the time outstanding the full amount of any payments or distributions received by such holders of Guarantor Senior Debt in excess of the amount sufficient to pay all Guarantor Senior Debt payable under or in respect of the Guarantor Senior Debt in full in cash or Cash Equivalents in accordance with the terms of subsection 3.2.

     3.6 Obligations of the Guarantors Unconditional.  Nothing contained in this
Section 3 or elsewhere in this Guaranty is intended to or shall impair as between the Guarantors and the Lenders the obligations of the Guarantors, which are absolute and unconditional, to pay to the Lenders the Guaranteed Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Lenders and creditors of the Guarantors other than the holders of the Guarantor Senior Debt, nor shall anything herein or therein prevent the Lenders from exercising all remedies otherwise permitted by applicable law upon default under the Credit Agreement, subject to the rights, if any, under this Section 3 of the holders of such Guarantor Senior Debt in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy.

     The failure to make a payment on account of Guaranteed Obligations by reason of any provision of this Section 3 shall not prevent the occurrence of a Default or an Event of Default under Section 7 of the Credit Agreement.

     3.7 Lenders Authorize Guaranteed Party To Effectuate Subordination. Each Lender hereby authorizes and expressly directs Guaranteed Party on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Section 3 and appoints Guaranteed Party its attorney in fact for such purpose, including, without limitation, in the event of any dissolution, winding up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or any other similar remedy or otherwise) tending towards liquidation of the business and assets of any Guarantor, the immediate filing of a claim for the unpaid balance of the Guaranteed Obligations in the form required in said proceedings and causing said claim to be approved. If Guaranteed Party does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Lenders. In the event of any such proceeding, until the Guarantor Senior Debt is paid in full in cash or Cash Equivalents, without the consent of the holders of a majority in principal amount outstanding of Guarantor Senior Debt, no Lender shall waive, settle or compromise any such claim or claims relating to the Guaranteed Obligations that such Lender now or hereafter may have against the Guarantors.

SECTION 4.  MISCELLANEOUS

     4.1 Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the other Loan Documents and any increase in the Commitments under the Credit Agreement.

     4.2 Notices. Any communications between Guaranteed Party and any Guarantor and any notices or requests provided herein to be given may be given by mailing the same, postage prepaid, or by telex, facsimile transmission or cable to each such party at its address set forth in the Credit Agreement, on the signature pages hereof or to such other addresses as each such party may in writing hereafter indicate. Any notice, request or demand to or upon Guaranteed Party or any Guarantor shall not be effective until received.

     4.3 Severability. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     4.4 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Guaranteed Party and, in the case of any such amendment or modification, each Guarantor against whom enforcement of such amendment or modification is sought. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

     4.5 Headings. Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

     4.6 Applicable Law; Rules of Construction. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS AND BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Guaranty mutatis mutandis.

     4.7 Successors and Assigns. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns. No Guarantor shall assign this Guaranty or any of the rights or obligations of such Guarantor hereunder without the prior written consent of all Lenders. Any Beneficiary may, without notice or consent, assign its interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty shall inure to the benefit of any transferee or assignee of any Loan, and in the event of such transfer or assignment the rights and privileges herein conferred upon such Beneficiary shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

     4.8 Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

     (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

     (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

     (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 4.2;

     (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

     (V) AGREES THAT BENEFICIARIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

     (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 3.8 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

     4.9 Waiver of Trial by Jury. EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH BENEFICIARY EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, each Beneficiary, each
(i) acknowledges that this waiver is a material inducement for such Guarantor and Beneficiaries to enter into a business relationship, that such Guarantor and Beneficiaries have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 4.9 AND EXECUTED BY GUARANTIED PARTY AND EACH GUARANTOR), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

     4.10 No Other Writing. This writing is intended by Guarantors and Beneficiaries as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

     4.11 Further Assurances. At any time or from time to time, upon the request of Guaranteed Party, Guarantors shall execute and deliver such further documents and do such other acts and things as Guaranteed Party may reasonably request in order to effect fully the purposes of this Guaranty.

     4.12 Additional Guarantors. The initial Guarantors hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto, as additional Guarantors (each an "Additional Guarantor"), by executing a counterpart of this Guaranty. Upon delivery of any such counterpart to Administrative Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary of Company to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

     4.13 Counterparts; Effectiveness. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by Guaranteed Party of written or telephonic notification of such execution and authorization of delivery thereof.

     4.14 Guaranteed Party as Agent.

     (a) Guaranteed Party has been appointed to act as Guaranteed Party hereunder by Lenders. Guaranteed Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement; provided that Guaranteed Party shall exercise, or refrain from exercising, any remedies hereunder in accordance with the instructions of Requisite Lenders.

     (b) Guaranteed Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Guaranteed Party under this Guaranty; removal of Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Guaranteed Party under this Guaranty; and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Guaranteed Party under this Guaranty. Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Guaranteed Party under this Guaranty, and the retiring or removed Guaranteed Party under this Guaranty shall promptly (i) transfer to such successor Guaranteed Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guaranteed Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guaranteed Party of the rights created hereunder, whereupon such retiring or removed Guaranteed Party shall be discharged from its duties and obligations under this Guaranty. After any retiring or removed Guaranteed Party's resignation or removal hereunder as Guaranteed Party, the provisions of this Guaranty shall inure to its benefit as to any actions taken or omitted to be taken by it under this Guaranty while it was Guaranteed Party hereunder.

     IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

                             MANAGED PRESCRIPTION NETWORK, INC.
                             VALUE HEALTH, INC.
                             IVTX, INC.
                             EXPRESS SCRIPTS VISION CORP.
                             ESI/VRX SALES DEVELOPMENT CO.
                             HEALTHCARE SERVICES, INC.
                             MHI, INC.
                             VALUERX, INC.
                             VALUERX PHARMACY PROGRAM, INC.
                             DIVERSIFIED PHARMACEUTICAL SERVICES,
                                   INC.




                             By:   /s/ George Paz
                             Title:  Senior Vice President and Chief
                                        Financial Officer




     IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of ______________, ____.


                                 (Name of Additional Guarantor)



                                   By:
                                   Title: